SHARE ESCROW AND RESET AGREEMENT

This Share Escrow and Reset Agreement is dated as of May 11, 2007 (this “Agreement”), among Crowther Holdings LTD (“Buyer”), Mark L. Meriwether (“Seller”), Microsmart Devices, Inc., a Nevada corporation (the “Company”), and Hirshfield Law, as escrow agent (“Escrow Agent”).  Capitalized terms used but not defined herein have the meanings assigned to them in the Stock Purchase Agreement dated as of May 15, 2007, between Buyer and Seller (the “Purchase Agreement”).

WHEREAS, Buyer and Seller have entered into the Purchase Agreement, pursuant to which, among other things, the Buyer is concurrently herewith purchasing the Purchased Shares from the Seller; and

WHEREAS, concurrently herewith and in accordance with the terms and conditions set forth in Section 1.1(c) of the Purchase Agreement, Seller is delivering to Escrow Agent an aggregate of 150,000 shares of Common Stock owned by Seller and not included in the Purchased Shares (the “Seller’s Escrow Shares”), to be held by Escrow Agent pursuant to the terms of this Agreement; and

WHEREAS, concurrently herewith and in accordance with the terms and conditions set forth in Section 1.1(d) of the Purchase Agreement, Buyer is delivering to Escrow Agent an aggregate of 150,000 of the Purchased Shares (the “Buyer’s Escrow Shares”), to be held by Escrow Agent pursuant to the terms of this Agreement; and

WHEREAS, in connection with, and as partial consideration for, the transactions contemplated by the Purchase Agreement, Buyer, Seller and the Company have agreed that, among other things, upon the occurrence of a Reset Transaction occurring during the Reset Period, Escrow Agent shall deliver the Buyer’s Escrow Shares to the Company for registration of transfer to Seller of such number of Reset Shares (as hereinafter defined in Section 3) as shall be necessary, the Company shall issue and deliver to Escrow Agent the number of additional shares of Common Stock called for pursuant to Section 3 hereof and Escrow Agent shall hold and treat such additional shares as additional Seller’s Escrow Shares; and

WHEREAS, Buyer has agreed, if all of the Buyer’s Escrow Shares shall be insufficient to create the number of Reset Shares that shall be necessary, that it will promptly deliver to the Company a sufficient number of Buyer’s Escrow Shares as shall be necessary and the Company shall issue and deliver to Escrow Agent the number of additional shares of Common Stock called for pursuant to Section 3 hereof and Escrow Agent shall hold and treat such additional shares as additional Seller’s Escrow Shares; and

WHEREAS, Escrow Agent is willing to hold the Seller’s Escrow Shares and the Buyer’s Escrow Shares (collectively, the “Escrow Shares”) on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements set forth herein, Buyer, Seller, the Company and Escrow Agent (collectively, the “Parties”, and sometimes individually, a “Party”) agree as follows:

NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements set forth herein, the parties agree as follows:

Share Escrow and Reset Agreement re Microsmart Devices, Inc.

1. Appointment of Escrow Agent.  Buyer, Seller and the Company hereby appoint Hirshfield Law as escrow agent under this Agreement, and Escrow Agent hereby accepts such appointment.

2. Deposit of the Escrow Shares.

2.1. Deposit of the Seller’s Escrow Shares.  At the Closing, Seller shall deliver to Escrow Agent one stock certificate registered in the name of Meriwether that shall represent an aggregate of 150,000 shares of Common Stock owned by Seller and not included in the Purchased Shares.  Escrow Agent shall hold the Seller’s Escrow Shares in accordance with the terms of this Agreement and shall not release the Seller’s Escrow Shares except in accordance with this Agreement.  Seller represents and warrants to Buyer that the Purchased Shares and the Seller’s Escrow Shares are the only shares of the Company beneficially owned by Seller on the Closing Date.  Seller further represents and warrants to Buyer that none of George Tsentas, Leonard W. Buringham, Esq. (“Burningham”) and Michael Vardakas beneficially own any shares of the Company.

2.2. Deposit of Buyer’s Escrow Shares and Stock Power.  At the Closing, Buyer shall deliver to Escrow Agent one stock certificate registered in the name of Buyer that represents 150,000 of the Purchased Shares, together with a duly executed, undated, blank stock transfer power with respect thereto (the “Stock Power”).  Escrow Agent shall hold the Buyer’s Escrow Shares and the Stock Power in accordance with the terms of this Agreement and shall not release the Buyer’s Escrow Shares or the Buyer’s Sock Power except in accordance with this Agreement.

3. Reset of Seller’s Escrow Shares.   In the event that, at any time on or prior to the second anniversary of the Closing Date (the two-year period ending on such second anniversary is referred to herein as the “Reset Period”), the Common Stock of the Company shall be split into a smaller number of shares (a “Reverse Stock Split”) such that the shares outstanding before the Reverse Stock Split (the “Pre Split Shares”) shall be converted into a smaller number of shares outstanding after the Reverse Stock Split (the “Post Split Shares”), Escrow Agent shall, unless it shall have previously delivered the Seller’s Escrow Shares to or upon the order of Seller pursuant to Section 5.1,  deliver to the Company the Buyer’s Escrow Shares and the Stock Power for registration of transfer to Seller of a number of Post Split Shares (the “Reset Shares”) such that Seller shall own, after giving effect to the Reverse Stock Split and the delivery of Reset Shares, a number of Post Split Shares equal to the number of Seller’s Escrow Shares owned by Seller on the record date for, and at the effective time of, the Reverse Stock Split and deposited with the Escrow Agent.  If the Buyer’s Escrow Shares shall be insufficient to satisfy Buyer’s obligation under this Section 3, Buyer shall promptly deliver to the Company for registration of transfer to Seller any additional Post Split Shares as shall be required to discharge Buyer’s obligations under this Section 3 and the Company shall promptly register such transfer and deliver to Escrow Agent one certificate for such additional Reset Shares registered in the name of Seller.  By way of illustration of the foregoing, if on July 1, 2008, the record date for a one for three Reverse Stock Split, and on August 1, 2008, the effective date for such one for three Reverse Stock Split, Seller owns 150,000 Seller’s Escrow Shares, Escrow Agent shall receive 50,000 Post Split Shares registered in Seller’s name in respect of the Seller’s Escrow Shares pursuant to the one for three Reverse Stock Split,  shall receive 50,000 additional Post Split Shares registered  in Seller’s name pursuant to the one for three Reverse Stock Split and this Section 3 in respect of the Buyer’s Escrow Shares and shall receive 50,000 additional Post Split Shares registered in Seller’s name in respect of Post Split Shares delivered by Buyer pursuant to this Section 3.

Share Escrow and Reset Agreement re Microsmart Devices, Inc.

4. Certain Provisions Relating to the Escrow Shares.

4.1. Adjustment in the Escrow Shares.  The number of shares of capital stock included within the Escrow Shares subject to this Agreement shall be adjusted proportionately in the event of any increase or decrease in the number of such shares of capital stock resulting from a stock split, stock combination or the payment of a stock dividend with respect to such shares or other similar event.  Any additional shares issued as contemplated by this provision shall be delivered to Escrow Agent and shall be held by the Escrow Agent pursuant to the terms of this Agreement as Escrow Shares.

4.2. Escrow Share Stock Certificates Shall Bear Legends .  All of the stock certificates evidencing the Escrow Shares held by Escrow Agent pursuant to this Agreement shall bear the two Legends provided for in Section 1.1(b) of the Purchase Agreement and the following additional legend:

“THIS CERTIFICATE AND THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO POSSIBLE REQUIRED TRANSFER PURSUANT TO THE PROVISIONS OF A SHARE ESCROW AND RESET AGREEMENT.  A COPY OF THAT AGREEMENT, AS IT MAY BE AMENDED FROM TIME TO TIME, IS MAINTAINED WITH THE CORPORATE RECORDS OF THE COMPANY AND IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY.”

5. Disposition of the Escrow Shares by Agreement of the Parties; Conflicting Demands.

5.1. Disposition of the Seller’s Escrow Shares.  The Seller’s Escrow Shares shall be retained by Escrow Agent until the end of the Reset Period unless the Seller’s Escrow Shares shall be effectively registered for resale under the Securities Act, in which case Escrow Agent shall deliver the Seller’s Escrow Shares to or upon the order of Seller.  If the Seller’s Escrow Shares shall not have been previously delivered to or upon the order of Seller pursuant to the preceding sentence and no Reverse Stock Split shall have occurred during the Reset Period, promptly after the end of the Reset Period, Escrow Agent shall deliver the Seller’s Escrow Shares to Seller’s counsel, Burningham.  If one or more Reverse Stock Splits shall have occurred during the Reset Period, promptly after the end of the Reset Period, Escrow Agent shall deliver the Seller’s Escrow Shares (including the Reset Shares) to Seller’s counsel, Burningham unless Escrow Agent shall have previously delivered the Seller’s Escrow Shares to or upon the order of Seller pursuant to the first sentence of this Section 5.1.

5.2. Disposition of the Buyer’s Escrow Shares.  The Buyer’s Escrow Shares shall be retained by Escrow Agent until the end of the Reset Period.

5.2.1. If during the Reset Period Buyer shall have paid in full the Purchase Price as provided in Section 1.1(e) of the Purchase Agreement and there shall not have occurred any Reverse Stock Split, promptly after the end of the Reset Period Escrow Agent shall deliver the Buyer’s Escrow Shares and the Buyer’s Stock Power to or upon the direction of Buyer.

5.2.2. If Buyer shall have failed to pay in full the Purchase Price as provided in Section 1.1(e) of the Purchase Agreement, Escrow Agent shall promptly after October 1, 2007 deliver the Buyer’s

Share Escrow and Reset Agreement re Microsmart Devices, Inc.

Escrow Shares and the Buyer’s Stock Power to Seller’s counsel, Burningham, as liquidated damages for Buyer’s failure to pay in full the Purchase Price for the Purchased Shares.

5.2.3. If Buyer shall have paid in full the Purchase Price as provided in Section 1.1(e) of the Purchase Agreement and if there shall occur a Reverse Stock Split during the Reset Period, Escrow Agent shall deliver the Buyer’s Escrow Shares and the Buyer’s Stock Power to the Company for registration of transfer of all or a portion of Buyer’s Escrow Shares into Reset Shares.  The Company shall promptly cause such portion of the Buyer’s Escrow Shares to be registered in the name of Seller as shall be necessary to discharge Buyer’s obligations under Section 3 hereof and shall deliver to Escrow Agent the certificates for the Reset Shares registered in the name of Seller and a certificate registered in the name of Buyer for any portion of the Buyer’s Escrow Shares not so necessary.  If the Buyer’s Escrow Shares shall be insufficient to satisfy Buyer’s obligation under Section 3 hereof, Buyer shall promptly deliver to the Company for registration of transfer to Seller any additional Post Split Shares as shall be required to discharge Buyer’s obligations under Section 3 hereof and the Company shall promptly register such transfer and deliver to Escrow Agent one certificate for such additional Reset Shares registered in the name of Seller.  Promptly after the end of the Reset Period, Escrow Agent shall deliver to or upon the order of Buyer all the Buyer’s Escrow Shares not theretofore delivered out of escrow by Escrow Agent pursuant to the foregoing provisions of this Section 5.2.3.

6. Consent to Jurisdiction, Etc.  Buyer, Seller and the Company hereby consent to the exclusive personal jurisdiction over them by the Supreme Court of the State of New York, County of New York, and the United States District Court for the Southern District of New York and acknowledge that either of such courts is the proper and exclusive venue for any dispute with Escrow Agent.  Buyer, Seller and the Company each hereby waives personal service of any summons, complaint or other process that may be delivered by any of the means permitted for notices under Section 13.2.  In any action or proceeding involving Escrow Agent in any jurisdiction, Buyer, Seller and the Company each waive trial by jury in any such jurisdiction.

7. Expenses of the Escrow Agent.  Buyer and Seller shall each pay one-half of any and all reasonable out-of-pocket costs and expenses incurred by Escrow Agent in connection with the performances of its services hereunder, including, without limitation, the enforcement of this Agreement, including, without limitation, the reasonable disbursements and expenses of Escrow Agent, provided that Escrow Agent will not incur any such out-of-pocket expense in excess of $2,500 without the written consent of Buyer and Seller.

8. Reliance on Documents and Experts.  Escrow Agent shall be entitled to rely upon any notice, consent, certificate, affidavit, statement, paper, document, writing or other communication (which to the extent permitted hereunder may be by telegram, cable, telex, telecopier, or telephone) reasonably believed by it to be genuine and to have been signed, sent or made by the proper person or persons, and upon opinions and advice of legal counsel (including itself or counsel for any party hereto), independent public accountants and other experts selected by Escrow Agent.

9.  Status of Escrow Agent, Etc.  Escrow Agent is acting under this Agreement as a stakeholder only and shall be considered an independent contractor with respect to Buyer and Seller hereunder.  No term or provision of this Agreement is intended to create, nor shall any such term or provision be deemed to have created, any principal-agent, trust, joint venture, partnership, debtor-creditor or attorney-client relationship between or among Escrow Agent and Buyer, on the one hand, or Escrow

Share Escrow and Reset Agreement re Microsmart Devices, Inc.

Agent and Seller, on the other hand.  This Agreement shall not be deemed to prohibit or in any way restrict Escrow Agent’s representation (in its capacity as legal counsel) of Buyer or the Company after the Closing Date or any of their respective affiliates, any of whom may be advised and/or represented by Escrow Agent on any and all matters pertaining to this Agreement, the Purchase Agreement and the Transaction.  Escrow Agent’s duties and obligations hereunder are limited to those expressly set forth in this Agreement.  Escrow Agent may exercise or otherwise enforce any of its rights, powers, privileges, remedies and interests under this Agreement and applicable law or perform any of its duties under this Agreement by or through its attorneys, agents or designees.  To the extent that Buyer and/or the Company may be represented by Escrow Agent in connection with the transactions contemplated by the Purchase Agreement, Buyer and Seller each hereby (i) waives any conflict of interest that may exist or occur as a result of such representation and consents to the continued representation of the Company, Buyer and/or their respective affiliates by Escrow Agent in connection with any action, suit or other proceeding relating to or arising out of this Agreement, the Purchase Agreement or the transactions contemplated hereby or thereby and (ii) acknowledges that neither Buyer, nor the Company nor any of their affiliates has waived any attorney-client privilege by virtue of the appointment of Escrow Agent hereunder or the performance by Escrow Agent of its obligations under this Agreement.

10. Exculpation.  Escrow Agent and its designees, and their respective directors, officers, partners, employees, attorneys and agents, shall not incur any liability whatsoever for the taking of any action or omission to act with respect to this Agreement, for compliance with any applicable law or regulation or any attachment, order or other directive of any court or other authority (irrespective of any conflicting term or provision of the Purchase Agreement), or for any mistake or error in judgment of Escrow Agent or any act or omission of any other person engaged by the Escrow Agent in connection with this Agreement (other than for Escrow Agent’s or such other person’s mistakes, errors in judgment, acts or omissions which have been determined in a final and non-appealable ruling by a court of competent jurisdiction to constitute gross negligence or willful misconduct).

11. Indemnification.  Escrow Agent and its designees, and their respective directors, officers, partners, employees, attorneys and agents, shall be indemnified, reimbursed, held harmless and, at the request of Escrow Agent, defended, by Buyer and Seller from and against any and all claims, liabilities, losses and expenses (including, without limitation, the disbursements, expenses and reasonable fees of their respective attorneys) that may be imposed upon, incurred by, or asserted against any of them, arising out of or related directly or indirectly to this Agreement or the Escrow Shares, except such as are occasioned by the indemnified person’s own acts and omissions amounting to gross negligence or willful misconduct.

12. Resignation of Escrow Agent; Appointment of Successor Escrow Agent.  Escrow Agent may, at any time, at its option, elect to resign its duties as Escrow Agent under this Agreement by providing written notice thereof to Buyer and Seller.  In such event, Escrow Agent shall transfer the Escrow Shares and the Stock Powers to a successor independent escrow agent to be appointed by (a) Buyer and Seller within 30 days following the receipt of notice of resignation from Escrow Agent, or (b) Escrow Agent, if Buyer and Seller shall have not agreed on a successor escrow agent within the aforesaid 30-day period, as designated by Escrow Agent in each case upon such appointment and delivery of the Escrow Shares and the Stock Powers to the successor Escrow Agent, Escrow Agent shall be released of and from all liability under this Agreement; provided, however, that the obligations of Buyer and Seller to pay expenses and to reimburse, exculpate, indemnify, hold harmless and/or defend Escrow Agent

Share Escrow and Reset Agreement re Microsmart Devices, Inc.

pursuant to Sections 7, 10 and 11 shall continue in full force and effect with respect to any Escrow Agent resigning pursuant to this Section 12.

13. Miscellaneous.

13.1. Fees and Expenses.  Buyer and Seller shall each be responsible for their own fees and expenses (including, without limitation, the fees and expenses of their accountants and counsel) in connection with the entering into of this Agreement and the performance by them of their obligations hereunder.

13.2. Notices.  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by telecopier or overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

if to Buyer, to:

c/o Hirshfield Law

1035 Park Avenue

Suite 7B

New York NY 10028

Attention: Peter B. Hirshfield, Esq.

Fax: (646) 349-1665

E-mail: phirshfield@hirshfieldlaw.com

if to the Company, to:

Microsmart Devices, Inc.

c/o Hirshfield Law

1035 Park Avenue

Suite 7B

New York NY 10028

Attention: Peter B. Hirshfield, Esq.

Fax: (646) 349-1665

E-mail: phirshfield@hirshfieldlaw.com

With a copy to:

Microsmart Devices, Inc.

c/o Leonard W. Burningham, Esq.
455 East 500 South, #200

Salt Lake City, UT 84111
Fax:

E-mail: lwb@burninglaw.com

if to Seller, to:

Share Escrow and Reset Agreement re Microsmart Devices, Inc.

c/o Leonard W. Burningham, Esq.
455 East 500 South, #200

Salt Lake City, UT 84111
Fax:

E-mail: lwb@burninglaw.com

if to Escrow Agent, to:

Hirshfield Law

1035 Park Avenue

Suite 7B

New York NY 10028

Attention: Peter B. Hirshfield, Esq.

Fax: (646) 349-1665

E-mail: phirshfield@hirshfieldlaw.com

13.3. Interpretation.  When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”  The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The words “date hereof” shall refer to the date of this Agreement. The term “or” is not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented.  References to a person are also to its or his permitted heirs, successors and assigns.

13.4. Counterparts.  This Agreement may be executed in one or more counterparts (including telecopy and scanned E-mail attachment), all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

13.5. Entire Agreement; No Third Party Beneficiaries.  This Agreement and the Purchase Agreement (a) constitute the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and the Purchase Agreement, and (b) are not intended to confer upon any person other than the parties hereto (and their respective successors and assigns) any rights or remedies.

13.6. Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

Share Escrow and Reset Agreement re Microsmart Devices, Inc.

13.7. Assignment.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part (except by operation of law), by any of the parties hereto without the prior written consent of the other parties hereto, except that  Buyer may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to any purchaser or transferee of any of the Buyer’s Escrow Shares or any Affiliate of the Buyer, but no such assignment shall relieve the Buyer of any of its obligations hereunder.  Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by, the parties hereto and their respective successors and assigns.

13.8. Waiver of Jury Trial.  Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or other proceeding directly or indirectly arising out of, under or in connection with this Agreement.  Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such party would not, in the event of any action, suit or proceeding, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement, by, among other things, the mutual waiver and certifications in this Section 13.8.

13.9. Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

13.10. Amendments; Waivers.  Any provision of this Agreement may be amended or waived, but only if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective.

IN WITNESS WHEREOF, this Share Escrow and Reset Agreement has been signed by or on behalf of each of the parties as of the day first above written.

Crowther Holdings LTD

By: /s/ M & S Directors Ltd.

Name: M & S Directors Ltd.

Title:   Director

Microsmart Devices, Inc.

By: /s/ Marl L. Meriwether______

Name: Mark L. Meriwether

  Title: Chief Executive Officer

HIRSHFIELD LAW, as Escrow Agent By: /s/ Peter B. Hirshfield_____ Name: Peter B. Hirshfield /s/ Mark L. Meriwether_______ Mark L. Meriwether

Share Escrow and Reset Agreement re Microsmart Devices, Inc.